UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of
                              1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12

                             The Wilber Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee si calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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

[ ] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was
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





                             The Wilber Corporation

                                 245 Main Street
                             Oneonta, New York 13820




                          Notice of Annual Meeting and
                                 Proxy Statement

                         Annual Meeting of Shareholders

                                   To Be Held

                                 April 29, 2006,

                                      With

                         2005 Annual Report on Form 10-K

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

[LETTERHEAD OF THE WILBER CORPORATION]

March 31, 2006

Dear Wilber Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of The Wilber Corporation to be held on Saturday, April 29, 2006 at 9:30 a.m. (notice of which is enclosed). The meeting will be held at the Holiday Inn Oneonta, Oneonta, NY.

         At our last annual meeting, your Board asked you to expand the Board to twelve (12) and to elect to the Company's Board all bank directors who were not already on the Board. With the new requirements and demands of being a SEC registered and Amex(R) listed company, we needed their help. I cannot express to you how well that has worked out and the many contributions they have made to the overall governance of your institution.

         After electing the twelve (12) of us, we arranged ourselves in three classes of Directors with four (4) in each class to be elected for a three (3) year term thereafter. Generally, it was organized to coincide with the expected retirement of each director.

         Your proxy will show that the first class for election contains Senator James Seward, Geoffrey Smith and myself. Richard Keene has had thirty (30) years of service to this institution, first as an Advisory Board member at our Morris bank branch, then years as a respected bank board director and this past year, as a Wilber Corporation Director. Mr. Keene is not eligible for re-election, due to his reaching mandatory retirement age, and his advice and counsel will be missed. While we regret his departure, we believe that Mr. Davis from Broome
County will be a welcome and valued addition to our governance and deliberations. Your Board hopes you will agree and unanimously requests your approval.

         Please note that we are starting one hour earlier. As a public company, we expect that in future years our annual meetings will be held during usual weekday business hours providing a better opportunity for our investors and their advisors to attend and participate.

         Thank you for your continued support and please mark, date and sign the enclosed proxy and return it promptly.

         We look forward to seeing you at our Annual Meeting of Shareholders to be held on April 29, 2006, at 9:30 a.m., at the Holiday Inn Oneonta. Light refreshments will begin at 8:30 a.m.

                                             Sincerely,

                                             /s/ Brian R. Wright

                                             Brian R. Wright
                                             Chairman of the Board


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


                             THE WILBER CORPORATION
                                 245 Main Street
                             Oneonta, New York 13820


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 29, 2006


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Wilber Corporation (the "Company") will be held as follows:

                       Place:     Holiday Inn Oneonta
                                  5206 Route 23
                                  Oneonta, New York 13820

                       Date:      Saturday, April 29, 2006

                       Time:      9:30 a.m.

         The Annual Meeting will be held for the following purposes:

                  1. To fix the number of Directors of the Company at twelve (12);

                  2. To elect four (4) Directors to each serve for a three-year term;

                  3.       To  ratify  the   appointment  of  KPMG  LLP  as  our
                           independent auditors for the fiscal year ending December 31, 2006.

         Only shareholders of record at the close of business on March 17, 2006 are entitled to notice of, and to vote at, the Annual Meeting.

         It is important that your shares are represented at the meeting. Accordingly, please sign, date and mail the enclosed proxy in the enclosed postage-paid envelope, whether or not you plan to attend the meeting. If you do attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

                                              By Order of the Board of Directors

                                              /s/ Joseph E. Sutaris

                                              Joseph E. Sutaris
                                              Secretary

Oneonta, New York
March 31, 2006

                             THE WILBER CORPORATION

                                 245 Main Street
                            Oneonta, New York 13820
                                 (607) 432-1700

                                   -----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 2006

                             Solicitation of Proxies

          This Proxy Statement is being furnished to shareholders of The Wilber Corporation (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board") to be used at the Annual Meeting of Shareholders. The meeting will be held on Saturday, April 29, 2006 at Holiday Inn Oneonta, 5206 Route 23, Oneonta, New York 13820 beginning at 9:30 a.m. (local time), and any adjournments thereof.

         At the meeting, we will ask shareholders to: (i) fix the number of Directors of the Company at twelve (12); (ii) elect four (4) Directors to each serve for a three-year term; and (iii) ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2006.

          OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" FIXING THE NUMBER OF DIRECTORS OF THE COMPANY AT TWELVE (12); "FOR" THE FOUR (4) NOMINEES FOR DIRECTOR DESCRIBED IN THIS PROXY STATEMENT; AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

          The Board is soliciting your proxy to vote at the meeting and at any adjournments of the meeting. Please complete the enclosed proxy sheet and return it in the enclosed return envelope as soon as possible. Each of our shareholders has one vote for each share of common stock owned. In the election of Directors, a plurality of the votes cast is required. This means that the nominees for each directorship who will receive the most votes will be elected. Abstentions and broker non-votes will not be counted for or against any of the nominees and will have no effect on the outcome of this proposal.

         Shareholders of record on March 17, 2006 are entitled to receive notice of the meeting and are entitled to vote at the meeting, or at an adjournment of the meeting. This is known as the "Record Date." As of the Record Date, there were 11,145,937 shares of the Company's common stock, par value $.01 per share, issued and outstanding.

         In this Proxy Statement, the terms "we," "our," "us," or similar terms refer to the Company. References in this Proxy Statement to the "Bank" refer to Wilber National Bank, our wholly owned subsidiary.

         This Proxy Statement and accompanying Notice of Annual Meeting are first being mailed to shareholders on or about March 31, 2006.

IMPORTANT: PLEASE READ THIS PROXY STATEMENT CAREFULLY BEFORE YOU DECIDE HOW TO VOTE. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. WE HAVE ENCLOSED A SELF-ADDRESSED ENVELOPE WHICH YOU CAN USE TO RETURN YOUR PROXY SHEET. NO POSTAGE IS REQUIRED IF YOU MAIL THE ENVELOPE IN THE UNITED STATES.

                       Voting and Revocability of Proxies

         If you sign and return a proxy sheet in the form that the Board is soliciting so we receive it before the polls close at the meeting, your votes will be cast as you have marked on the proxy sheet, unless you revoke your proxy before the polls close. If you properly sign and return your proxy sheet but you do not mark on it how you want to vote on any matter, then the Board, as your proxy, will vote your shares in favor of: (i) fixing the number of Directors of the Company at twelve (12); (ii) the nominees for Director named in this Proxy Statement and (iii) the ratification of the appointment of KPMG LLP as the independent auditors. We do not know of any other matters that shareholders may present for a vote at the meeting. If any shareholder properly presents any other matter for a vote, including a proposal to adjourn the meeting, the Board members indicated on the proxy sheet, as the holders of your proxy, may vote on those matters based on their judgment.

         If you sign and return the enclosed proxy sheet, you may revoke it at any time before the polls are closed. If you want to revoke your proxy, you must: (i) sign and deliver a written notice to the Secretary of the Company, at or before the meeting, dated after the date of your proxy stating that you want to revoke the proxy; (ii) sign and deliver to the Secretary of the Company, at or before the meeting, another proxy sheet relating to the same shares with a later date; or (iii) attend the meeting and vote in person. Attending the meeting does not automatically revoke a proxy unless you also take one of the three actions described in the prior sentence. Any written notice revoking a proxy must be delivered to Joseph E. Sutaris, Secretary, The Wilber Corporation, 245 Main Street, P.O. Box 430, Oneonta, New York 13820.

         Quorum. If 5,572,969 shares of our common stock are present in person or represented by proxy at the meeting, there will be a quorum which will allow the meeting to commence. Once a quorum is present, the meeting can continue even if some shareholders leave the meeting. If a shareholder is present in person or by proxy but abstains from voting any shares, or if a broker submits a proxy for shares but does not vote those shares, then the shares are counted as present for purposes of determining a quorum. Shareholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election of the meeting.

         Required Vote. At our last meeting, shareholders approved the elimination of cumulative voting in the election of Directors. Directors are now elected by a plurality of the votes cast, meaning that each shareholder has one vote per share for each Director nominee. The nominees for each directorship who receive the most votes will be elected. Abstentions and broker non-votes will not be counted for or against any of the nominees and will have no effect on the outcome of this proposal.

         A majority vote of the shares outstanding and entitled to vote, represented in person or by proxy is required to approve the other proposals described in this Proxy Statement and any other matter which may be presented for a vote at the meeting. Each share is entitled to one vote.

         Director Nominations by Shareholders. Our Bylaws provide that, at an annual meeting, a shareholder may nominate a person for election as a Director only if advance notice of intent to nominate the person and certain additional information as described in the Bylaws is mailed or delivered to the Secretary of the Company. The notice must be received by the Company at least 14 but not more than 50 days before the date of the meeting (or at least 7 days in advance of the meeting if less than 21 days' notice of the meeting is given). The notification shall contain the following information to the extent known to the notifying shareholders: (i) the name and address of each proposed nominee; (ii) the age of each proposed nominee; (iii) the principal occupation of each proposed nominee;
(iv) the number of shares of the Company owned by each proposed nominee; (v) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee; (vi) the name and residence address of the notifying shareholder; and (vii) the number of shares of the Company owned by the notifying shareholder.

    Important Information for Shareholders Whose Stock Is Held in Street Name

         If you hold your stock in street name, which means that your stock is held for you in a brokerage account and is not registered on our stock records in your own name, please tell your broker as soon as possible how to vote your shares to make sure that your broker votes your shares before the polls close at the meeting. If your stock is held in street name, you do not have the direct right to vote your shares or revoke a proxy for your shares unless your broker gives you that right in writing.

                      Principal Owners Of Our Common Stock

         The following table provides you with information, to the best of our knowledge, about stock ownership by Directors, executive officers, and any person or group known by us to own beneficially more than 5% of our outstanding common stock. The information is as of the Record Date.


----------------------------------------------------------------------------------------------------------------------
                                                                                     Amount and Nature
                                                                                       of Beneficial     Percentage
                               Name of Beneficial Owner                                Ownership (1)    Ownership (2)
----------------------------------------------------------------------------------------------------------------------
The AE & AT Farone Foundation, Inc.                                                           836,620        7.51%
620 Michigan Avenue NE, Washington, DC 20064
----------------------------------------------------------------------------------------------------------------------
Wilber National Bank (3)                                                                      882,345        7.92%
245 Main Street, Oneonta, New York 13820
----------------------------------------------------------------------------------------------------------------------
                      Directors, Nominee and Executive Officers
----------------------------------------------------------------------------------------------------------------------
Brian R. Wright                                                                             3,433,600       30.81%
  Director and Chairman of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
Alfred S. Whittet (4)                                                                          12,000         *
  Director and Vice Chairman of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
Douglas C. Gulotty                                                                                200         *
  President & Chief Executive Officer and Director of the Company and
  President & Chief Executive Officer of the Bank
----------------------------------------------------------------------------------------------------------------------
Mary C. Albrecht, Director of the Bank                                                            400         *
  Director of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
Olon T. Archer, Director of the Bank (5)                                                       34,100         *
  Director of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
Philip J. Devine (6)                                                                           78,520         *
  Director of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
Richard E. Keene, Director of the Bank                                                          4,800         *
  Director of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
Joseph P. Mirabito, Director of the Bank (7)                                                   70,715         *
  Director of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
James L. Seward, Director of the Bank                                                           1,600         *
  Director of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
Geoffrey A. Smith, Director of the Bank                                                         2,800         *
  Director of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
James F. VanDeusen (8)                                                                         25,000         *
  Director of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
David F. Wilber, III (9)                                                                      374,976        3.36%
  Director of the Company and the Bank
----------------------------------------------------------------------------------------------------------------------
Thomas J. Davis, Director Nominee                                                               1,000         *

----------------------------------------------------------------------------------------------------------------------
Joseph E. Sutaris                                                                                 100         *
  Secretary, Treasurer and Chief Financial Officer of the Company and
  Senior V.P., Chief Financial Officer and Secretary of the Bank
----------------------------------------------------------------------------------------------------------------------
All Company Directors and Executive Officers as a Group (13 persons -excludes the           4,038,811       36.24%
Director nominee)
----------------------------------------------------------------------------------------------------------------------

(1) Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is considered a beneficial owner of a security if he/she has or shares voting power or investment power over the security or has the right to acquire beneficial ownership of the security within 60 days from the date of this filing. "Voting Power" is the power to vote or direct the voting of shares. "Investment Power" is the power to dispose or direct the disposition of shares.
(2) There are 11,145,937 shares of the Company's stock issued and outstanding as of the Record Date. An asterisk ("*") means that the percentage held is less than 1%.
(3) The Bank acts as Trustee for these  shares held for certain  customers.
(4) Mr. Whittet owns 7,200 shares directly. Mr. Whittet's spouse owns 4,800 shares.
(5) Mr. Archer owns 10,400 shares personally and 23,700 shares through a corporation in which he is a 100% owner.
(6) Mr. Devine owns 70,656 shares personally, 3,864 shares through a trust and 4,000 shares as a guardian.
(7) Mr. Mirabito's spouse owns 70,075 shares solely and 640 shares jointly with Mr. Mirabito. Mr. Mirabito retains investment power over all shares to which he claims beneficial ownership.
(8) Mr. VanDeusen holds his shares jointly with his spouse.
(9) Mr. Wilber owns 93,856 shares personally and 92,000 shares as a fiduciary. Mr. Wilber's spouse owns 97,120 shares personally and 92,000 shares as a fiduciary. Mr. Wilber disclaims beneficial ownership to his spouse's shares.

                                   PROPOSAL I
                  FIXING THE NUMBER OF DIRECTORS AT TWELVE (12)

         The Company's Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) members, and that the number of Directors shall be fixed by the shareholders at the annual meeting. Within the foregoing limits, the Board may from time to time fix the number of Directors, but may not raise or lower the number by more than two (2) between any two (2) successive annual meetings of the shareholders. Vacancies on the Board, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board.

         Our Board currently has twelve (12) Directors, all of whom serve as Directors of both the Company and the Bank. However, Mr. Richard E. Keene whose term expires at this annual meeting will not be seeking re-election due to his reaching mandatory retirement age of 70 years prior to the end of last fiscal year pursuant to the Company's Bylaws. The Board has nominated Mr. Thomas J. Davis for election as this meeting. If the shareholders elect him at this meeting, the number of directors shall remain at twelve.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF FIXING THE
                    NUMBER OF BOARD MEMBERS AT TWELVE (12).


                                   PROPOSAL II
                              ELECTION OF DIRECTORS

         Under the Company's current Certificate of Incorporation and Bylaws, the Board is now classified into three classes - Class I, Class II and Class III, each consisting of four Directors. The term for Class I Directors expires at this annual meeting. As stated above, Director Keene, who is in Class I, will not be seeking re-election due to his reaching mandatory retirement age of 70 years. If Nominee Davis is elected at this meeting he will be placed in Class I, with a three-year term expiring at the 2009 meeting.

         At this meeting, shareholders are asked to elect four (4) Directors. Shareholders elect Directors by a plurality of the votes cast, which means that the four (4) nominees with the highest vote totals will be elected.

         Each of the nominees named below has consented to being named in this Proxy Statement and to serve, if elected. If any nominee becomes unavailable for election for any presently unforeseen reason, the Board, as the holder of your proxy, will have the right to use its discretion to cast your votes for a substitute. The Board recommends that you vote in favor of the four (4) nominees.

                     The Nominees and Continuing Directors

         We are providing the following information regarding the nominees for election as Directors and those Directors whose terms will continue after the annual meeting. There are no arrangements or understandings by which any Director was selected to serve as such. There are no family relationships among Directors and executive officers of the Company. Ages are as of the Record Date.

         The Nominees

         Members of Class I, with a term expiring in 2009

         Thomas J. Davis, age 58 is a Certified Public Accountant who has been in private practice since 2004. He is also the Owner of Arnold - Davis LLC of Binghamton, New York, doing business as Harris Assembly Group, and a Vice President of Endicott Interconnect Technologies, Inc. of Endicott, New York. Mr. Davis formerly served as a Partner in the accounting firm of Piaker and Lyons of Vestal, New York from 1977 to 2002. He is the Board Chairman of the Greater Binghamton Chamber of Commerce, serves on the Board of Lourdes Hospital in Binghamton and is a member of the Greater Binghamton Coalition.

         James L. Seward, age 54, was elected to the New York State Senate, 51st Senatorial District, in 1986. He has been a Director of the Bank since 1988 and of the Company since April 2005. He also serves as a Director for Pathfinder Village, a local agency that provides residency and care for adults with Down's Syndrome; Glimmerglass Opera and the Catskill Symphony. He currently serves as Chairman of the Senate Majority Task Force for Volunteer Emergency Services and Chairman of the Senate Standing Committee on Insurance. Other committees on which Senator Seward serves include Finance, Agriculture and Education. He is also a former Milford Town Justice.

         Geoffrey A. Smith, age 58, has been President and Chief Executive Officer of Medical Coaches, Inc., a company headquartered in Oneonta, New York since 1972. He has also been a Director of the Bank since 1996 and of the Company since April 2005. Mr. Smith also serves on the Board of Directors of various companies, including Preferred Mutual Insurance Company; Wellness Enterprises of Gainesville, Florida (where he is Chairperson of the Board); Positive Impact Medical Waste System of Odessa, Texas and Sargent International of Orleans, Massachusetts. Mr. Smith served as a director of Oneonta Federal Savings & Loan Association, and later on the Advisory Board of Astoria Federal Savings and Loan. Mr. Smith also serves on the Boards of several local charitable organizations and foundations.

         Brian R. Wright, age 61, is Chairman of the Board of the Company and the Bank. Mr. Wright became a Director of the Bank in 1976 and of the Company in 1982. He was elected Chairman of the Bank in 1981 and of the Company in 1982. Mr. Wright is Special Counsel to the law firm of Hinman, Howard & Kattell, LLP in Binghamton, New York, and is a member of the New York and Florida Bar Associations, as well as the Broome County Bar Association. Mr. Wright served as an Assistant District Attorney for Broome County, New York from 1971 to 1973. He is currently a trustee of Hartwick College, Oneonta, New York, and the Oneonta Family Y.M.C.A. Mr. Wright is a Trustee of the Mayo Trust in White Plains, New York, and is a past Director of the National Soccer Hall of Fame in Oneonta, New York, the Lourdes Hospital Foundation in Binghamton, New York, and the Broome Community College Foundation, Inc. in Binghamton, New York.

         Continuing Directors

         Members of Class II, with a term expiring in 2007

         Olon T. Archer, age 60, has been President of Archer Enterprises, Inc., a holding company for commercial real estate investments and retail flooring, since 1995. He has been a Director of the Bank since 1997 and of the Company since April 2005. He currently serves as the Chairman of the Bank's and Company's Audit Committee. A certified public accountant, Mr. Archer also served as a Director and Treasurer of A.O. Fox Memorial Hospital from 1995 to 2001.

         Philip J. Devine, age 70, has been a Director of the Bank since 1979 and of the Company since 1982. Mr. Devine has been an attorney in private practice since 1965 and is a member of the New York Bar Association, as well as the Otsego County Bar Association. In addition to his service to the Company and the Bank, Mr. Devine serves as a Director of Seeley's Ceramic Services, Inc., a small manufacturing company, and Seward Sand and Gravel, Inc. Mr. Devine is also a Director of OTSAR Corp., the parent company of the local chapter of the NYSARC, Inc., a private not-for-profit agency providing care services to those individuals with mental and other developmental disabilities.

         Douglas C. Gulotty, age 43, has been employed at the Bank since 1985 and currently holds the positions, since January 2, 2006, of President and Chief Executive Officer of the Company and President. Prior to that, Mr. Gulotty was the President and Chief Operating Officer of the Bank from January 2005 until January 2006, after serving as Executive Vice President of the Bank from 2000 until December 2004. Prior to that, Mr. Gulotty served as Senior Vice President
- Customer Delivery Division, Vice President - Retail and Commercial Loan Officer. He also held the positions of Executive Vice President and Secretary of the Company from January 2005 until January 2006. He has been a Director of the Bank since January 2005 and of the Company since April 2005. Mr. Gulotty is a Director of the New York Bankers Association Service Corp. He also serves as a Trustee for Schenevus Central School, Schenevus, New York and as a Director of the Oneonta Family Y.M.C.A.

         Joseph P. Mirabito, age 47, has served as President of the Mirabito Fuel Group since 1986. He has been a Director of the Bank since 1995 and of the Company since April 2005. Mr. Mirabito serves on the Board of Directors of Empire State Petroleum Association, since 2002, and Lemoyne College Board of Regents, since 2004. He formerly served as a Director of the Otsego County Chamber of Commerce, and is currently President of the Greater Sidney Development Corp., a not-for-profit organization.

         Members of Class III, with a term expiring in 2008

         Mary C. Albrecht, age 59, is the Owner of MCA Consulting, delivering services to not-for-profit organizations endeavoring to improve their management, capabilities and accountability. Ms. Albrecht began this new venture in 2005 after retiring from 35 years of leading non-profit organizations, and most recently served as Executive Director, from 1985 to 2005, of Opportunities for Otsego, Inc. She has been a Director of the Bank since 2001 and of the Company since April 2005. Ms. Albrecht serves as Chairperson of the Oneonta Family YMCA , is a volunteer for the Executive Services Corps. and is a member of the New York State Community Action Association, where she formerly served as Vice President and a Director. She is also very active in the community and her church.

         James F. VanDeusen, age 69, has been a Director of the Bank since 1977 and of the Company since 1982. Mr. VanDeusen has served as President of Southern New York Claim Service in Oneonta, New York, a company providing insurance adjustment services since 1962. Mr. VanDeusen is a licensed general insurance adjuster and a current member and past President of the New York State Association of Independent Adjusters. In addition, Mr. VanDeusen is the past Chairman of the Huntington Memorial Library Board of Trustees, Oneonta, New York.

         David F. Wilber, III, age 62, has been a Director of the Bank since 1970 and of the Company since 1982. Since 1982, Mr. Wilber has been a real estate investor, and owns several residential properties within and outside of the Company's primary market area. Mr. Wilber also served the Town of Oneonta as a Town Justice and on the Oneonta Town and Otsego County Planning Boards and is a past commissioner of the New York State Commission on Cable Television. Mr. Wilber also serves on the Boards of several local charitable foundations.

         Alfred S. Whittet, age 62, served as President and Chief Executive Officer of the Company and the Bank from 1998 until his retirement from both positions effective January 2, 2006. Mr. Whittet joined the Bank in 1972, and held various positions including President and Chief Executive Officer of the Bank from 1998 through January 2006; President and Chief Operating Officer of the Bank from 1986 to 1998; and Executive Vice President, Secretary and Vice President. He has been a Director of the Bank since 1986 and of the Company since December 1997. Mr. Whittet also assumed the role of Vice Chairman of the Bank's Board in January 2005.

         Mr. Whittet has served in various capacities with the New York Bankers Association, including Director and past Chair of the association's group creditors and employee trusts insurance committee. Mr. Whittet is Chairman of the New York Business Development Corporation Binghamton Regional Loan and Advisory Committee. Mr. Whittet is a past Director and Chairman of the A.O. Fox Memorial Hospital in

Oneonta, New York and the Oneonta Family Y.M.C.A. He currently serves as Chairman of the Oneonta Family Y.M.C.A. Board of Trustees and is on the Board of the A.O. Fox Memorial Hospital Foundation.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF
                            THESE FOUR (4) NOMINEES.

                    Executive Officers Who Are Not Directors

         The Board elects executive officers for one-year terms and they serve at the pleasure of the Board. Provided below is certain information regarding the executive officer of the Bank who is not a Director or Director nominee. His age is as of the Record Date.

         Joseph E. Sutaris, age 38, has been employed with the Bank since 1995 and has been the Chief Financial Officer of the Company and the Bank since 2003 and Treasurer since 2004, Senior Vice President of the Bank since 2000 and Secretary of the Bank since 1998. Mr. Sutaris served as Secretary of the Company from 1998 to 2004, and was re-appointed to that position in January 2006. He also served as Vice President of Planning and Finance and as Planning and Finance Officer of the Bank.

         Mr. Sutaris serves as the Vice Chairman of the Board of Directors and Treasurer of the National Soccer Hall of Fame, Oneonta, New York and is the past Chairperson of the Oneonta Family Y.M.C.A. Mr. Sutaris also serves on the Advisory Board of Meridian Venture Partners II, L.P., Radnor, Pennsylvania, a Small Business Investment Company, in which the Bank is a limited partner.

                  Meetings of the Board and Certain Committees

         Our Board held 13 meetings in fiscal 2005. The Company's Board has four committees - an Executive, Audit and Compliance, Compensation and Benefits and Corporate Governance and Nominating Committee. All of the Directors attended at least 75% of the meetings of the Board and the committees on which they serve.

         Our Executive Committee consists of Directors Archer, Devine, VanDeusen, Whittet, Wilber and Wright. This committee's purpose is to consider and evaluate certain confidential matters which may come before the Board and assist the Board with corporate strategies, as needed. The Executive Committee did not meet in fiscal 2005.

         Our Audit and Compliance Committee (the " Audit Committee"), which met four times in fiscal 2005, consists of Directors Archer (Chair), Albrecht,
Devine, Keene and Seward. All members of the Audit Committee meet the independence requirement of Amex(R). The committee functions on matters related to the accounting, bookkeeping and auditing functions of the Company and the Bank and meets periodically with the Company's independent auditors to arrange for the audit of the Company's annual financial statements and to review and evaluate recommendations made during the annual audit. The Audit Committee also reviews, approves and supervises the internal auditing procedures and reviews the regulatory examinations of the Bank. The Audit Committee operates under a charter which is posted and available on the Bank's website (http://www.wilberbank.com) under the link `About Us.'
 -------------------------

         Our Compensation and Benefits Committee (the "Compensation Committee"), which met three times in fiscal 2005, consists of Directors Smith (Chair), Albrecht, Devine, Mirabito and Seward. The committee functions on matters relating to salaries, incentive compensation and related benefits for Messrs. Gulotty and Sutaris, and also for Mr. Whittet in fiscal year 2005. In addition, the Compensation Committee sets director fees to be paid for Board and committee meetings attended. The full Board of Directors of the Bank, which includes all members of the Company's Board reviews salary policies and general salary administration for all officers, employees and Directors of the Bank.

         Our Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee (the "Nominating Committee") met two times in fiscal 2005 and was formed for the purpose of identifying, nominating and recruiting Directors for election at our annual meetings. Our Nominating Committee is comprised of Directors Wright (Chair), Keene, Smith, VanDeusen and Wilber. All members of the Nominating Committee meet the independence requirement of Amex(R). This committee identifies, nominates and recruits Directors for election at the annual meetings. The Nominating Committee also administers the Code of Ethics applicable to senior management, and recommends the structure of the Board committees, subject to the approval of the full Board. The Nominating Committee operates under a charter which is posted and available on the Bank's website (http://www.wilberbank.com) under the link
                                     -------------------------
`About Us.'

Director Independence

         Our Board has determined that all of the Directors and nominees are "independent" as defined by the Amex(R) listing standard which is applicable to the Company, except for Director Whittet, by virtue of his recent employment relationship with the Company and the Bank, and Director Gulotty who is employed by the Company and the Bank.

         In accordance with Amex(R) rules, independent members of the Board meet in executive session without the presence of non-independent directors and management of the Company at least annually. The Board met two (2) times in executive session during fiscal 2005.

Shareholder Communication with the Board of Directors

         In furtherance of the Company's desire to effectively communicate with our shareholders, our Board has implemented a process for shareholders to send communications to the Board. All communications: (i) must be in writing; (ii) should indicate whether it is to be received by the entire Board or specified individual Directors; and (iii) should clearly and concisely state the question or issue. The correspondence should be mailed or delivered to the Secretary of The Wilber Corporation, Attention: Secretary, 245 Main Street, P.O. Box 430, Oneonta, New York 13820.

         The Nominating Committee will consider persons recommended by shareholders of record entitled to vote for the election of Directors if timely written notice, in paper form, of the intent to make a nomination at a meeting of shareholders is received by the Company in accordance with its Bylaws, policies and applicable law. A copy of the Company's Bylaws is available to all shareholders of record upon request. Shareholders who wish to suggest qualified candidates should write to: The Wilber Corporation, Attention: Secretary, at the address listed above. All recommendations should state, at minimum, the information set forth in this Proxy Statement under the caption "Director Nominations by Shareholders." The information submitted should also describe the nominee and indicate the nominee's willingness to serve, if elected.

         The Bank does not have a formal policy regarding Director attendance at the annual meeting. However, all Directors are encouraged to attend. Last year, all but one of our Directors attended the annual meeting.

                          Report of the Audit Committee

         In fulfillment of the requirements of the Securities and Exchange Commission ("SEC") for disclosure in proxy materials relating to the functioning of audit committees, the Company's Audit Committee has prepared the following report for inclusion in this Proxy Statement.

         The Audit Committee is governed by a Charter which specifies, among other things, the scope of its responsibilities and how those responsibilities are to be performed. The Charter is reviewed on an annual basis, and may be modified to reflect recent law changes and regulatory requirements under the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). In accordance with the rules of the Amex(R), the listing standard applicable to the Company, the Audit Committee is comprised of the requisite number of members who are "independent" as defined by that listing standard.

         In the performance of its obligations required by the SEC, the Audit Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; (iii) received from the auditors disclosures regarding the auditors' independence required by Independence Standard No.1, as may be modified or supplemented, and has discussed with the auditors the auditors' independence; and (iv) considered the compatibility of non-audit services described below with maintaining auditor independence.

         Based on the above, the Audit Committee recommended to the Company's Board that the audited financials be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

                                 AUDIT COMMITTEE
                             Olon T. Archer (Chair)
                                Mary C. Albrecht
                                Philip J. Devine
                                Richard E. Keene
                                 James L. Seward

Audit Committee Financial Expert

         The members of the Audit Committee have experience in assessing the performance of companies, gained as members of the Company's Board of Directors and Audit Committee, as well as by serving in various capacities in other companies or governmental agencies. As a result, they each have an understanding of financial statements. Director Archer, a Certified Public Accountant, has been determined by our Board of Directors to be an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933 and is independent as defined by the Amex(R) and standards under Rule 10A-3 under the Exchange Act.

Independent Auditors' Fees

           Pre-approval Policies and Procedures. In accordance with rules adopted by the SEC to implement requirements of the Sarbanes-Oxley Act and the Audit Committee's Charter, all audit and audit-related services and all permitted non-audit work performed by the independent auditors, KPMG LLP, must be pre-approved by the Audit Committee, including the proposed fees for such work. The Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved, and is informed of each service actually rendered that was approved through its pre-approval process. In addition, the Audit Committee has considered whether the non-audit services described below, if any, are compatible with maintaining the independence of the external auditors.

Audit and Non-Audit Fees. The table set forth below presents fees for professional audit and non-audit services provided by the Company's principal external accounting firm, KPMG LLP, for the last two fiscal years. Other miscellaneous audit fees paid to other professional audit firms are not included.


Type of Service                                        Fiscal 2005   Fiscal 2004
--------------------------------------------------------------------------------
Audit Fees (1)                                          $  262,000    $ 115,000
Audit Related Fees (2)                                           0        2,000
Tax Fees (3)                                                30,305       30,475
All Other Fees (4)                                               0            0
                                                       -------------------------
Total                                                   $  292,305    $ 147,475
                                                       =========================

(1) These fees include fees for: (i) the annual audit of the financial statements of the Company (including out-of-pocket expenses) for the fiscal years indicated; (ii) quarterly reviews of the Company's unaudited interim financial statements; and (iii) other miscellaneous audit matters.
(2) The Company paid these fees to KPMG LLP in 2004 connection with the Company's listing on the Amex(R) and other items.
(3) Tax fees consist of fees billed for services rendered for federal and New York State tax return preparation, tax advice, tax planning and other tax compliance services.
(4) All Other Fees consists of fees for services other than services reported above. There were no Other Fees paid to KPMG LLP during 2005 and 2004.

                                  COMPENSATION

                            Compensation of Directors

         Director Fees. In fiscal 2005, the Company maintained a Board comprised of twelve (12) members. The Bank maintains a separate Board comprised of twelve
(12) members. All of the Company's current Directors serve on the Board of the Bank. Five of the Directors of the Company and the Bank (Messrs. Devine, VanDeusen, Whittet, Wilber and Wright) plus two (2) other persons comprise the Board of Wilber REIT, Inc. ("REIT"), a wholly owned subsidiary of the Bank. The Company's Directors receive an annual retainer of $2,400 (if they attend at least 75% of the Board meetings and the meetings of the committees on which they serve), plus fees for each Board and committee meeting they attend. Bank and REIT Directors also receive fees for Board and committee meetings attended, but do not receive an annual retainer. Directors who are full time employees do not receive Board or committee fees. Beginning in April 2005, non-employee Directors of the Company and the Bank receive $700 per meeting (was previously $800 for the Company and $600 for the Bank) and $300 for each Committee meeting of the Company and the Bank (was previously $200). The Chair of each of the Committees of the Company's Board and Bank's Board receive $600 for each meeting he or she attends. Beginning in September 2004, REIT Directors began receiving a fee of $300 for each meeting they attended. Company and Bank Directors were able to defer a portion of their fees under a Deferred Fees Plan established in 2001. Total compensation paid in fiscal 2005 to all Directors of the Company, the Bank and REIT amounted to approximately $199,657. In addition, each Bank Director receives $25,000 of term life insurance.

         Deferred Fees Plan. A Deferred Fees Plan is available for Directors of both the Company and the Bank. This plan allows Directors to elect to defer the receipt of their compensation to a future date. Deferred fees are credited, together with interest accruing thereon, to a separate liability account. The funds in these accounts are not segregated from the Bank's general assets and participants have no rights against the Bank for any portion of their accounts except as general unsecured creditors. Interest is credited annually at a rate equal to the interest rate for a 5-year U.S. Treasury Note in effect January 1 of each year. The balance of any account is payable to the Director, or to his designated beneficiaries, in a lump sum or in sixty (60) monthly installments, at the election of the Director. Payments begin on a date specified by the Director or upon his termination as a Director of the Bank, whichever is applicable. Three (3) Directors participated in the deferred fees plan during fiscal 2005.

                         Executive Officer Compensation

         The following table includes information about total compensation and compensatory awards paid in fiscal years 2005, 2004 and 2003, to Mr. Gulotty, the President and Chief Executive Officer of the Company and the Bank, Mr. Sutaris and Mr. Whittet, the former President & Chief Executive Officer of the Company and the Bank (each a "named executive officer") whose salary and bonus exceeded $100,000 in fiscal year 2005.

Summary Compensation Table:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term Compensation
                                          Annual Compensation                        Awards             Payouts
---------------------------------------------------------------------------------------------------------------------------------
             (a)                (b)        (c )        (d)         (e)         (f)           (g)          (h)          (i)
---------------------------------------------------------------------------------------------------------------------------------
             Name                                                 Other     Restricted   Securities
             And                                                  Annual       Stock      Underlying      LTIP       All Other
          Principal                         Salary       Bonus   Compen-      Awards      Options/     Payouts       Compen-
           Position                Year       ($)         ($)   sation ($)      ($)        SARs (#)       ($)       sation ($)
---------------------------------------------------------------------------------------------------------------------------------
     Douglas C. Gulotty            2005     180,076     20,000      --          0             0            0            0
      President & Chief            ----------------------------------------------------------------------------------------------
  Executive Officer of the         2004     149,962     18,000      --          0             0            0            0
    Company and the Bank           ----------------------------------------------------------------------------------------------
                                   2003     144,647     32,900      --          0             0            0            0
---------------------------------------------------------------------------------------------------------------------------------
      Joseph E. Sutaris            2005     125,139     12,000      --          0             0            0            0
     Treasurer and Chief           ----------------------------------------------------------------------------------------------
  Financial Officer of the         2004     107,782     10,135      --          0             0            0            0
   Company; Senior V.P. &          ----------------------------------------------------------------------------------------------
 Chief Financial Officer of        2003     102,707     13,201      --          0             0            0            0
   the Bank; and Secretary
   of the Company and the
            Bank
---------------------------------------------------------------------------------------------------------------------------------
      Alfred S. Whittet            2005     190,836     25,000      --          0             0            0         175,086
    Former President and           ----------------------------------------------------------------------------------------------
   Chief Executive Officer         2004     238,897     30,000      --          0             0            0         157,183
   of the Company & Chief          ----------------------------------------------------------------------------------------------
  Executive Officer of the         2003     232,212     60,000      --          0             0            0         140,746
    Company and the Bank;
      and Vice Chairman
---------------------------------------------------------------------------------------------------------------------------------

Notes to Summary Compensation Table (note references to columns):
(a) Mr. Whittet retired from his positions with the Company and the Bank effective January 2, 2006. He continues as Vice Chairman. Mr. Gulotty became President & Chief Executive Officer of the company and the Bank effective January 2, 2006.

(c) Salary is base salary, including amounts that are deferred under the Bank's Deferred Compensation Plan and the imputed value of life insurance benefits over $50,000.

(d) Bonuses include incentive payments made to executive officers for attaining certain performance measures. In fiscal 2005 and 2004 the Compensation Committee set bonuses for all three named executive officers. In fiscal 2003, only Mr. Whittet's bonus was determined annually by the Company's Compensation Committee comprised of independent Directors. The remaining executive officers' bonuses were determined, in fiscal 2004 and 2005 by the Chief Executive Officer based upon performance measures approved by the Company's Board. All of the Executive Officers, at their election, may defer all or a portion of their annual bonus into the Bank's executive officer Deferred Compensation Plan. The amounts presented include amounts deferred.

(e) None of the named executive officers received additional benefits or perquisites totaling more than 10% of his salary and bonus.

(f), (g), (h) The Company did not provide any long-term incentive plans for its executive officers during fiscal year 2003, 2004 or 2005.
(i) During 2002 the Bank's Board of Directors granted Mr. Whittet a Supplemental Executive Retirement Plan ("SERP") benefit. The amount provided in column (i) represents the amount accrued during 2003, 2004 and 2005 for this benefit. Additional details regarding the SERP are provided below.

             Employment Agreements and Change in Control Agreements

Employment Agreements

        Effective January 2, 2006, the Bank entered into employment agreements with Mr. Gulotty, who assumed the titles of the President and Chief Executive Officer of the Company and the Bank on such date, and Mr. Sutaris, the Company's Treasurer and Chief Financial Officer and newly appointed Secretary, and the Bank's Senior Vice President, Chief Financial Officer and Secretary. Both agreements provide Messrs. Gulotty and Sutaris with a minimum annual salary during the five-year term of the agreement which expires December 31, 2010, unless terminated sooner for cause or otherwise, and certain other perquisites, including the use of a Company automobile for both executive officers and a country club membership for Mr. Gulotty. Mr. Gulotty's and Mr. Sutaris' minimum salaries during the term of the agreement were set at $215,000 and $150,000, respectively. Each Executive shall also be entitled to incentive bonuses as may be awarded by the Board from time to time. In the event that either of the Executive's employment is terminated "for other than cause" or the Executive resigns for "good reason," the agreement provides that he shall be paid his then current salary for a period of 12 months thereafter, plus any pro rata share of bonus or other incentive for which he may be eligible.

        Change In Control Agreements

        Mr. Gulotty and Mr. Sutaris entered into Retention Bonus Agreements with the Bank, which became effective on September 15, 1999 and, pursuant to an amendment in January 2006, will terminate on December 31, 2010. The agreements, as amended, provide Mr. Gulotty and Mr. Sutaris with one-time lump sum bonus amounts, equal to 200% and 150%, respectively, of their current annual salary, if they are employed in their current capacity in the event of a change in control of the Company or the Bank. The retention bonus payment shall be paid within five (5) days of the change in control. If a change in control had occurred on December 31, 2005, Mr. Gulotty would have been entitled to a retention bonus amount of approximately $269,850 and Mr. Sutaris, $187,500.

         In each of the foregoing agreements, "change in control" is generally defined to mean: (i) a transaction where a consolidation or merger occurs of either the Company or the Bank and neither is the surviving corporation; (ii) a transaction where the common shares of either the Company or the Bank are exchanged for cash, securities or other property; (iii) a transaction involving the sale, lease or exchange of all, or substantially all, of the assets of the Company or the Bank; (iv) a transaction where the shareholders of the Company approve a plan of liquidation; or (v) a transaction where any person other than the Company becomes the beneficial owner of 50% or more of the Bank's outstanding stock.

                                  Benefit Plans

           Defined Benefit Retirement Plans. The Bank has a non-contributory defined benefit retirement plan through the New York State Bankers Retirement System. This plan covers all employees of the Bank who are at least age 21 years, and less than 65 years, with more than one year of service who complete 1,000 or more hours of service during the year. Benefits are based on the number of years of service and salary at retirement. An employee becomes fully vested in the plan after five years of service.

        The following table shows the estimated annual benefits payable at the individual's normal retirement age (65) under the pension plans of the Bank based on specific compensation and years of service classifications.

                      Approximate Annual Retirement Benefit

                                        Years of Credited Service
  Average Final ----------------------------------------------------------------
  Compensation      10       15       20       25       30        35        40
--------------------------------------------------------------------------------

     $50,000      $7,729  $11,594  $15,458  $18,073  $20,687   $23,302   $25,802
     75,000       12,729   19,094   25,458   29,948   34,437    38,927    42,677
     100,000      17,729   26,594   35,458   41,823   48,187    54,552    59,552
     125,000      22,729   34,094   45,458   53,698   61,937    70,177    76,427
     150,000      27,729   41,594   55,458   65,573   75,687    85,802    93,302
     175,000      32,729   49,094   65,458   77,448   89,437   101,427   110,177
     200,000      37,729   56,594   75,458   89,323  103,187   117,052   127,052
     225,000      37,729   56,594   75,458   89,323  103,187   117,052   127,052
     250,000      37,729   56,594   75,458   89,323  103,187   117,052   127,052
     300,000      37,729   56,594   75,458   89,323  103,187   117,052   127,052
     400,000      37,729   56,594   75,458   89,323  103,187   117,052   127,052

At December 31, 2005, Mr. Whittet had 33 years of credited service toward the plan; Mr. Gulotty, 20 years; and Mr. Sutaris, 10 years.

         In December 2005, the Board voted to freeze the Bank's benefit retirement plan effective February 28, 2006. As a result of the freeze, no additional benefits for current participants may accrue, and no new persons may enroll in the retirement plan.

         Supplemental Executive Retirement Plan ("SERP"). In December 2002, the Bank entered into a Supplemental Executive Retirement Plan Agreement with Mr. Whittet. The SERP agreement provides Mr. Whittet with supplemental retirement benefits in addition to defined benefit pension plan benefits.

         Mr. Whittet's agreement provides him with a $50,000 annual supplemental retirement benefit for life if he maintains continuous employment with the Bank and retires on or after January 1, 2006. Mr. Whittet retired from the Bank and the Company effective January 2, 2006. The vesting schedule for Mr. Whittet's SERP benefit is as follows:

SERP Benefit Vesting Table:

--------------------------------------------------------------------------------
                                                                    Annual
         Date of Retirement                 Vested Percentage Retirement Benefit
--------------------------------------------------------------------------------
On or prior to December 31, 2003                   25%              $12,500
--------------------------------------------------------------------------------
January 1, 2004 through December 31, 2004          50%              $25,000
--------------------------------------------------------------------------------
January 1, 2005 through December 31, 2005          75%              $37,500
--------------------------------------------------------------------------------
On or after January 1, 2006                       100%              $50,000
--------------------------------------------------------------------------------

         When Mr. Whittet retired on January 2, 2006, he was fully vested in the plan and began receiving an annual retirement benefit of $50,000. The SERP agreement with Mr. Whittet also provides a 50% survivor benefit for his spouse should he pre-decease her.

         Executive Officer Deferred Compensation Plan. In December 2005, the Board of Directors of the Bank voted to freeze its deferred compensation plan for executive officers of the Bank ("the plan") commencing in fiscal year 2006. The plan was principally modified to: (i) prohibit further salary and bonus payment deferrals by participants, and (ii) comply with Section 409A of the Internal Revenue Code of 1986 and the related enactment of the American Jobs Creation Act of 2004. Three executive officers of the Bank and the Company - Mr. Whittet, Mr. Gulotty and Mr. Sutaris - participated in the plan and signed amendments to their individual agreements on December 30, 2005.

         Prior to the modification, under the terms of the deferred compensation plan in effect in fiscal 2005, participating executive officers could elect to defer a portion of their annual bonus under a Deferred Compensation Plan established in 1985, as amended. Until his retirement which was effective January 2, 2006, Mr. Whittet was able to defer a portion of his base salary for the following year and his incentive bonus under the plan. Under the plan, the deferred funds earn a return based upon the performance of the classes of eligible securities that the participating officer designates. The eligible securities under the plan include: (i) U.S. Government debt obligations or (ii) equities and debt instruments, including mutual funds, used as investments by the Trust Department of the Bank. Additionally, participants may elect to index their deferred amounts to the financial performance of the Company's common stock ("phantom stock"). The benefit provided to the participants is the ability to defer payment of the elected salary and bonus amounts for federal and state income taxes purposes, as well as the ability to defer payment of taxes on capital appreciation and income earned on the "phantom stock" or underlying investments purchased for their account until time of withdrawal. The plan vests immediately and is not tied to long-term performance goals. The Bank does not provide a matching benefit for participants. The participant's account is not held by the Bank in trust, escrow or similar fiduciary capacity. Accordingly, neither the participant nor the participant's legal representative shall have any right against the Bank or the Company with respect to any portion of the account, except as a general unsecured creditor. With notice to the Bank, as required by law, the participants may withdraw funds upon the termination of their employment, retirement or in the event of financial hardship. The participants may make withdrawals from their deferred compensation upon retirement or termination in (i) a lump sum not later than 90-days after termination, (ii) monthly installments for a designated number of months not to exceed 60 months, or (iii) any other method permitted by law.

         Split-Dollar Life Insurance Plan. The Company provides a split-dollar life insurance plan for its senior officers. Currently, 16 current and retired senior officers of the Company and the Bank participate in the split-dollar life insurance plan, which number includes all of the executive officers listed in the Summary Compensation Table above. Mr. Whittet, who retired effective January 2, 2006, along with Mr. Robert W. Moyer, retired Chief Executive Officer of the Company, and former Director and Vice Chairman, also participate in the plan due to their previous employment with the Company. The plan provides each participant a life insurance benefit during his or her employment with the Bank, a post-retirement benefit, as well as other benefits in the event of disability, change of control, resignation and termination. Eligibility is determined at the sole discretion of the Company's Compensation Committee. The vested benefits are different for participants with less than five years of continuous service as a senior officer, as compared to participants with five or more years of continuous service as a senior officer. All of the executive officers listed in the Summary Compensation Table above have five or more years of continuous service as a senior officer of the Company.

         During employment, the split-dollar life insurance plan provides each participant's named beneficiary with a fully-vested death benefit equaling four
(4) times the participant's most recent base salary (the same benefit as provided to the Bank's eligible full-time employees under the group term life insurance plan). The agreements of Messrs. Whittet,

Moyer and Gulotty are each subject to a maximum death benefit of $700,000. The remaining participants are subject to a maximum death benefit of $500,000.

             Compensation Committee Report on Executive Compensation

         Overview and Philosophy. The Board of the Company has established a Compensation Committee, which determined for fiscal 2005 the annual compensation of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer. The Compensation Committee also structures and monitors all contracts with executive officers, which, for fiscal 2005, included employment-related agreements with Messrs. Whittet, Gulotty and Sutaris.

         The Compensation Committee gathers comparative compensation data from independent sources, including the SNL Bank Officer Compensation Survey and other banking industry information sources, and has attempted to develop a strategy which links pay to performance. The objectives of the Company's executive compensation program are to:

         o  Support the achievement of desired goals of the Company.
         o Provide compensation that will attract and retain superior talent and reward performance.
         o  Align  the  Chief  Executive   Officer's  interests  with  those  of
            shareholders.

         Compensation  Matters  in  2005.  Due to  Mr.  Whittet's  reduced  work schedule in 2005 in light of his then pending retirement which occurred in January 2006, the Compensation Committee decreased his base salary, and increased that of Messrs. Gulotty and Sutaris, Their salary increases were based upon an analysis of compensation levels for management performing similar functions at other banking companies of similar size and operations.

         An annual cash bonus was paid to the Chief Executive Officer for fiscal 2005, based upon the Compensation Committee's qualitative assessment of his individual performance and that of the Company, rather than any discrete performance measures.

         Chief Executive Officer Compensation Program. The Company's Chief Executive Officer compensation program is comprised of base salary, annual cash incentive compensation, and various benefits, such as the SERP and his employment-related agreements. The base salary level for the Company's Chief Executive Officer is set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining the base salary, the Compensation Committee also takes into account individual experience and performance, the Company's performance and specific issues particular to the Company. The Company also provides direct financial incentives to achieve the Company's annual goals in the form of an annual cash bonus.

                           THE COMPENSATION COMMITTEE
                             Geoffrey Smith (Chair)
                                Mary C. Albrecht
                                Philip J. Devine
                               Joseph P. Mirabito
                                 James L. Seward

         Compensation   Committee   Interlocks  and  Insider   Participation  in
Compensation Decisions. None of the members of the Compensation Committee is or has been an officer of the Company or the Bank.

               Transactions with Directors and Executive Officers

         Directors and executive officers of the Company and their associates were customers of, or had transactions with, the Company or the Bank or other subsidiaries in the ordinary course of business during 2005. Additional transactions may be expected to take place in the future. All outstanding loans to Directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features.

         Each of these transactions and relationships was entered into on an arm's length basis. Management of the Company believes that all amounts paid by the Company or the Bank in those transactions have been at competitive rates or prices.

         Brian R. Wright, who is the Chairman of the Board, is serving as Special Counsel to the law firm of Hinman, Howard & Kattell, LLP. During fiscal 2005, the Company, Bank and all other subsidiaries made payments to this firm for legal services in the aggregate amount of $321,915, which includes certain fees paid by the Bank on behalf of borrowers relating to loan closings handled by this law firm.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Shareholder Return Performance Graph. The following line graph presentation compares the five-year cumulative total shareholder return on the Company's common stock against the cumulative total return on the Standard & Poor's 500 Index and the Standard and Poor's Financial Index. The graph assumes that $100 was invested on January 1, 1999 and includes both price change and reinvestment of cash dividends. Graph points are as of December 31 of each year. From December 31, 1999 until February 11, 2004, the common stock of The Wilber Corporation was inactively traded on Nasdaq's Over-the-Counter Bulletin Board market. On February 12, 2004, the Company's common stock began trading on the Amex(R) under the symbol "GIW". The cumulative return provided for The Wilber Corporation common stock was calculated using the December 31, 2005 closing prices for the common stock as reported on the Amex(R).

                                [GRAPH OMITTED]

                              2000     2001     2002     2003     2004     2005

S&P 500                       $100      $88      $66      $95     $106     $111
S&P Financial                 $100      $91      $75     $106     $117     $124
Wilber Corp.                  $100     $102     $136     $168     $161     $154


             Section 16(a) Beneficial Ownership Reporting Compliance

         The Company  became a reporting  company with the SEC in February 2004.
Section 16(a) of the Exchange Act requires the Company's Directors, executive officers (and one executive officer of the Bank), and persons who beneficially own more than 10% of any class of the Company's equity securities to file with the SEC, initial reports of ownership within ten days after the reporting event, and reports of changes in ownership of the Company's common stock generally by the second business day following the transaction. To the Company's knowledge, based upon a review of all reports furnished to the Company during fiscal year 2005 all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with by such persons, except for Director Wright and the Bank, both of whom untimely filed a Form 4 relating to the same transaction.

                                  PROPOSAL III
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Company's Board appointed KPMG LLP as independent auditors to audit the books of the Company and the Bank for the fiscal year ending December 31, 2006, subject to ratification by the shareholders at the meeting. KPMG LLP has been regularly engaged by the Company and the Bank for the last six years.

         A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she wishes to do so. We also expect that the representative will be available to answer appropriate questions from shareholders.

            THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board does not know of any matter other than as indicated above that will come before the meeting. In the event that any other matter properly comes before the meeting, the persons named in the enclosed proxy sheet will have discretionary authority to vote all proxies in accordance with their best judgment on such matters.

                                     GENERAL

         We are distributing our Annual Report for fiscal year 2005 with this Proxy Statement to shareholders of record on the Record Date. The Annual Report is not part of the proxy solicitation material.

         If you submit a properly completed proxy sheet to the Company on the form distributed with this Proxy Statement, it will be voted if received before the voting is closed at the meeting. The proxy will be voted in the manner directed on the proxy sheet. If the proxy sheet is signed and returned but no directions are given, the proxy will be voted "FOR" fixing the number of Directors at twelve (12), all of the Director nominees and the ratification of the appointment of the independent auditors.

         The cost of this Proxy Statement and the related proxy solicitation will be borne by the Company. In addition, Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by other means without additional compensation. The Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement and accompanying Notice of Annual Meeting and the form of proxy sheet to the beneficial owners of such shares.

          SHAREHOLDER PROPOSALS AT THE ANNUAL MEETING IN THE YEAR 2007

         The Company's Board will establish the date for the 2007 Annual Meeting of Shareholders. In order for a shareholder to be entitled, under the regulations of the SEC, to have a shareholder proposal included in the Company's Proxy Statement for the 2007 meeting, the proposal must be received by the Company at its principal executive offices, 245 Main Street, P.O. Box 430, Oneonta, New York, Attention: Joseph E. Sutaris, Secretary, at least 120 days in advance of the date in the year 2007 which corresponds to the date in the year 2006 when we first release this Proxy Statement to shareholders. The shareholder must also satisfy the other requirements of SEC Rule 14a-8. Note that this filing requirement is separate from the notice requirements described in this Proxy Statement regarding the advance notice that is required before a shareholder is permitted to offer a proposal for a vote at any annual meeting.

If additional copies of the 2006 Proxy Statement and 2005 Annual Report on Form 10-K are needed, please send a written request to Joseph E. Sutaris, Secretary, at our address stated above. It may also be obtained through the Bank's website at www.wilberbank.com. The Form 10-K report is not a part of the proxy solicitation materials.

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

                       By Order of the Board of Directors


                                              /s/ Joseph E. Sutaris

                                              Joseph E. Sutaris
                                              Secretary

Oneonta, New York
March 31, 2006

                       This page intentionally left blank

[X]PLEASE MARK VOTES             REVOCABLE PROXY
   AS IN THIS EXAMPLE        THE WILBER CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The  undersigned  hereby  appoints  the Board of  Directors  of The  Wilber
Corporation, or their successors in office, Proxies, with full power of substitution, to represent and vote all the shares of common stock of The Wilber Corporation held of record by the undersigned on March 17, 2006 at the annual meeting of shareholders to be held on April 29, 2006 at 9:30 a.m. at the Holiday Inn Oneonta, 5206 Route 23, Oneonta, New York 13820, upon the matters described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote or refrain from voting as marked hereon upon the matters listed herein, and otherwise in their discretion.

1. Fixing  the number of  directors  to be elected at     For   Against  Abstain
   twelve (12)                                            [_]     [_]      [_]


2. Election of Directors                                         With-   For All
                                                          For    hold    Except
                                                          [_]     [_]      [_]
   Thomas J. Davis, James L. Seward,
   Geoffrey A. Smith and Brian R. Wright


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

3. Ratification of the appointment of KPMG LLP as the      For   Against Abstain
   Company's independent auditors for the fiscal year      [_]     [_]      [_]
   ended December 31, 2006.

            THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Shareholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
  Detach above card, date, sign and mail in postage-prepaid envelope provided.

                             THE WILBER CORPORATION

--------------------------------------------------------------------------------
     Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    PLEASE ACT PROMPTLY - SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED,
                             POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


-------------------------------------

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